UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 1, 2004

NEIGHBORCARE, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-33217	06-1132947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Pratt Street, Third Floor Baltimore, MD	21202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code             (410) 528-7300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The compensation program for directors of NeighborCare provides that directors will be granted $95,000 of restricted stock for each fiscal year.  Effective October 1, 2004, each director was granted 3,670 shares of restricted stock valued at the closing market price of $25.88.  The shares were 100% vested on the date of the award.  During the period (the “Restricted Period”) commencing on the date of the award and terminating on the date the grantee no longer serves as a director, the shares may not be sold, assigned, exchanged, gifted, transferred, pledged, or otherwise encumbered by the grantee except as described below.  If, during the Restricted Period, the fair market value of the shares is greater than $285,000, the restrictions shall be lifted with respect to that number of the shares which represents the amount of the fair market value of the shares in excess of $285,000, but the restrictions shall continue to apply during the Restricted Period to that portion of the shares with a fair market value of $285,000.  Upon a change of control, as defined in the plan, the shares shall be free of restrictions.

Attached as Exhibit 10.1 is the form of agreement that will be provided to each director to confirm the terms of grant.

Item 9.01         Financial Statements and Exhibits

The exhibit to this report is as follows:

Exhibit No.	Description

10.1	Form of Director Restricted Stock Agreement, October 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIGHBORCARE, INC.

Date: October 5, 2004	By:	/s/ John F. Gaither, Jr.

John F. Gaither, Jr.
Senior Vice President, General Counsel, and Secretary